UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual General Meeting of Shareholders (the “Annual Meeting”) of RenaissanceRe Holdings Ltd. (the “Company”) was held on Tuesday, May 20, 2014 in Pembroke, Bermuda. As of March 18, 2014, the record date for the Annual Meeting, there were 41,261,149 shares of common stock, par value $1.00 per share, issued and outstanding. A quorum of 35,507,599 shares of common stock was present or represented at the Annual Meeting.

Each of the proposals described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2014, was approved. The final results of the proposals are as follows:

1.	Shareholders elected each of the Company’s four nominees for director to serve a term of three years to expire at the 2017 Annual General Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
David C. Bushnell	33,799,775	55,904
James L. Gibbons	33,801,843	53,836
Jean D. Hamilton	32,666,287	1,189,392
Anthony M. Santomero	33,685,902	169,777

There were 1,651,920 Broker Non-Votes for the directors.

2.	Shareholders approved an advisory vote on the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,642,241	3,163,103	50,335	1,651,920

3.	Shareholders appointed the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the 2014 fiscal year until the Company’s 2015 Annual General Meeting of Shareholders and referred the determination of Ernst & Young Ltd.’s remuneration to the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions
35,039,771	444,714	23,114

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: May 22, 2014

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary